Exhibit 10.1

EXECUTION VERSION

Voting and Lockup AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of March 25, 2016, by and among 1347 Capital Corp., a Delaware corporation (“1347 Capital”), and the undersigned equity owner (“Seller”) of Limbach Holdings LLC (the “Company”).

WHEREAS, 1347 Capital and the Company have entered into that certain Agreement and Plan of Merger, dated as of March 23, 2016 (the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of an Affiliate of 1347 Capital with and into the Company pursuant to the terms and subject to the conditions set forth therein; and

WHEREAS, as an inducement to 1347 Capital to enter into the Merger Agreement to consummate the transactions contemplated thereby, Seller has covenanted and agreed to make certain representations, warranties, covenants and agreements with respect to the Limbach Units beneficially owned by Seller.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions. Capitalized term used, but not otherwise defined, herein has the respective meaning ascribed to such term in the Merger Agreement.

2.           Representations and Warranties of Seller. Seller represents and warrants to the 1347 Capital as follows:

(a)           that Seller is the record or beneficial owner of 7,999,999 Limbach Units, representing 79.99% of the issued and outstanding Limbach Units (the “Seller Units”). Seller has good and valid title to the Seller Units, free and clear of any and all pledges, mortgages, liens, charges, proxies, voting agreements, encumbrances, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement. The Seller acknowledges and agrees that the term “Seller Units” shall include all membership interests of the Company (any and all other shares or securities of the Company issued, exchanged, issuable or exchangeable in respect of such membership interests) purchased or with respect to which the Seller otherwise acquires beneficial ownership after the date of this Agreement and prior to the Termination Date.

(b)           that Seller (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has all requisite corporate power and authority to execute and deliver this Agreement, and (iii) has duly executed and delivered this Agreement

(c)           that this Agreement constitutes the valid and binding agreement of Seller, enforceable against the Stockholder in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law), in each case now or hereafter in effect

(d)           that none of the execution and delivery of this Agreement by Seller, the consummation by Seller of the transactions contemplated hereby or compliance by Seller with any of the provisions hereof will (i) conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, Seller’s Organizational Documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Seller or by which Seller’s property or assets are bound, or (ii) require any consent or approval from, notice to or filing with any Governmental Body or other Person.

(e)           that 1347 Capital is entering into the Merger Agreement in reliance upon such Seller’s execution and delivery of this Agreement.

3.           Irrevocable Proxy; Covenants of Seller.

(a)           Upon the terms and subject to the conditions hereof, Seller hereby appoints 1347 Capital and any designee of 1347 Capital, and each of them individually, with respect to the Seller Units as its proxies and attorneys-in-fact, with full power of substitution and re-substitution, to vote, at any meeting of the Company’s equityholders, or in connection with any written consent of the Company’s equityholders, such Seller Units in accordance with Section 3(b)(i). This proxy and power of attorney is given to secure the performance of the duties of Seller under this Agreement. Seller shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Seller shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Seller with respect to the Seller Units. The power of attorney granted by Seller herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Seller. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

(b)           Until the termination of this Agreement in accordance with Section 5, the Seller agrees, except to the extent permitted by Section 4.6 of the Merger Agreement, as follows:

(i)           To vote, consent or otherwise approve (including by written consent) the Seller Units (1) in favor of the approval of each matter recommended by the board of directors of the Company to be undertaken in connection with the Merger, including, if required, the approval and adoption of the Merger Agreement and the transactions contemplated thereby and any matter that could reasonably be expected to facilitate the Merger; (2) in favor of any alternative structure as may be agreed upon by the 1347 Capital and the Company reflect the acquisition by 1347 Capital of control of the Company, provided that such alternative structure is on terms in the aggregate no less favorable to the Seller than the terms of the Merger Agreement; and (3) against (A) any Acquisition Proposal, (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Seller under this Agreement and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of 1347 Capital Parties’ or any Company Parties’ conditions under the Merger Agreement or change in any manner the voting rights of any class of membership interests of the Company;

(ii)          Not to, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Seller Units or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of any of the Seller Units or any interest (whether economic, voting or otherwise) therein, other than in accordance with the Merger Agreement; it being understood that any such Transfer or attempted Transfer in violation of this Section 3(b)(ii) shall be null and void;

(iii)         not to grant any proxies or enter into any voting arrangement with respect to the Seller Units, deposit any Seller Units into any voting trust or otherwise or subject any of the Seller Units to any arrangement with respect to the voting of the Seller Units other than pursuant to this Agreement or the Merger Agreement;

(iv)         Not to enter into, solicit, initiate, conduct or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or provide any information to, any person, other the Company, relating to any Acquisition Proposal, except as permitted by the Merger Agreement; and

(v)         Not to commit or agree to, or permit any of its Affiliates, agents, advisors or representatives to take, any of the foregoing actions or take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement or the Merger Agreement.

4.           Seller Capacity. Seller’s capacity as a director or officer of the Company or any of its subsidiaries, and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Seller in its capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Seller from exercising its fiduciary duties as an officer or director to the Company or its members. The Seller is entering into this Agreement solely in its capacity as the record holder or beneficial owner of the Seller Units.

5.           Termination. This Agreement shall terminate upon the earlier of (a) the Effective Time, and (b) the termination of the Merger Agreement. No party hereto shall be relieved from any liability for intentional breach of this Agreement by reason of any such termination. Notwithstanding the foregoing, this Section 5 and Sections 7 through 17, inclusive, of this Agreement shall survive the termination of this Agreement and, if the Merger becomes effective, Section 6 shall also survive the termination of this Agreement.

6.           Appraisal Rights. Seller hereby waives any rights of appraisal or rights to dissent from the Merger, if any, that it may have under applicable law.

7.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any principles or rules of conflicts of laws thereof.

8.           Jurisdiction; Waiver of Jury Trial.

(a)           Each of the parties hereto irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in the courts of the State of Delaware or the United States District Court for the District of Delaware (each, a “Delaware Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in any Delaware Court, and any claim that any such action or proceeding brought in any Delaware Court has been brought in an inconvenient forum, and (iii) submits to the non-exclusive jurisdiction of Delaware Courts in any suit, action or proceeding. Each of the parties agrees that a judgment in any suit, action or proceeding brought in a Delaware Court shall be conclusive and binding upon it and may be enforced in any other courts to whose jurisdiction it is or may be subject, by suit upon such judgment.

(b)           Each of the parties agrees and acknowledges that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement.

9.           Specific Performance. Seller acknowledges and agrees that (i) the covenants, obligations and agreements of the Seller contained in this Agreement relate to special, unique and extraordinary matters, (ii) 1347 Capital is and will be relying on such covenants in connection with entering into the Merger Agreement and the performance of its obligations under the Merger Agreement, and (iii) a violation of any of the terms of such covenants, obligations or agreements will cause 1347 Capital irreparable injury for which adequate remedies are not available at law. Therefore, such Seller agrees that 1347 Capital shall be entitled an specific performance, injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain such Seller from committing any violation of such covenants, obligations or agreements.

10.         Amendment, Waivers, Etc. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by the parties hereto. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

11.         Assignment; No Third Party Beneficiaries. This Agreement shall not be assignable or otherwise transferable by a party without the prior consent of the other parties, except that 1347 Capital may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its wholly-owned Subsidiaries. Any attempt to so assign or otherwise transfer this Agreement in violation of this Section 11 shall be void and of no effect. This Agreement shall be binding upon the respective heirs, legal representatives and permitted transferees of the parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, legal representatives and permitted transferees, any right, remedy or claim under or in respect of this Agreement or any provision hereof. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by law.

12.        Notices. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be in writing and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service or by telecopy (so long as for notices or other communications sent by telecopy, the transmitting telecopy machine records electronic confirmation of the due transmission of the notice), at the following address or telecopy number, or at such other address or telecopy number as a party may designate to the other parties by written notice:

If to Seller:	FdG HVAC LLC
c/o FdG Associates
499 Park Avenue, 26th Floor
New York, New York 10022
	Attn:	David Gellman
	Fax:	(212) 940-6803
	Email:	dsg@fdgassociates.com

with a copy to:	Honigman Miller Schwartz and Cohn LLP
2290 First National Building
660 Woodward Avenue
Detroit, Michigan 48226-3506
	Attn:	Joshua F. Opperer, Esq. and
Evan J. Leibhan
	Fax:	(313) 465-7457 and (313) 465-7472
	Email:	jopperer@honigman.com and eleibhan@honigman.com

If to 1347 Capital:	c/o 1347 Capital Corp.
150 Pierce Road, 6th Floor
Itasca, Illinois 60143
	Attn:	Hassan Baqar
	Fax:	(847) 952-4830
	Email:	hbaqar@kingswayfinancial.com

with a copy to:	Winston & Strawn LLP
200 Park Avenue
New York, NY 10166-4193
	Attn:	Joel L. Rubinstein, Esq.
	Fax:	(212) 294-5336
	Email:	jrubinstein@winston.com

13.         Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

14.         Integration. This Agreement (together with the Merger Agreement to the extent referenced herein) constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersedes any and all prior understandings or agreements relating to the subject matter hereof and thereof.

15.         Section Headings. The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

16.         Counterparts. This Agreement may be executed in several counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17.         Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

18.         No Ownership Interest. Seller has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Nothing contained in this Agreement shall be deemed to vest in 1347 Capital any direct or indirect ownership or incidence of ownership of or with respect to any of the Seller Units. All rights, ownership and economic benefits of and relating to the Seller Units shall remain vested in and belong to Seller, and 1347 Capital shall have no authority to direct Seller in the voting or disposition of any of the Seller Units, except as otherwise provided herein.

19.         Permitted Transfers. Section 3 shall not prohibit a transfer of the Seller Units by Seller to one or more partners or members of Seller or to an affiliated entity under common control with Seller; provided, however, that a transfer referred to in this Section 19 shall be permitted only if (a) such transferee remains an Affiliate of the Seller at all times following such disposition, and (b) as a precondition to such transfer, such transferee agrees in a writing, reasonably satisfactory in form and substance to 1347 Capital, to be bound by all of the terms of this Agreement to the same extent as Seller is bound hereunder and to make each of the representations and warranties hereunder in respect of Seller Units transferred as Seller has made hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

1347 CAPITAL CORP.

By:	/s/ Gordon G. Pratt
Name: Gordon G. Pratt
Title: President and Chief Executive Officer

SELLER:

FdG HVAC LLC

By:	/s/ David S. Gellman
Name: David S. Gellman
Title: Vice President

Signature Page to Voting and Lockup Agreement